REGISTRATION RIGHTS AGREEMENT

     Netter Digital Entertainment Inc., a Delaware corporation ("Company"), and W.J. Gallagher & Company, Inc., for and on behalf of the purchasers ("Purchasers") of the Company's Series A Preferred Stock as third party beneficiaries.

     A.	  The Company is a digital production studio combining high technology with entertainment to create television series, movies, documentary and multi-media productions. The Company specializes in creating science-fiction programming which combines live action with computer graphics, as well as family and children's entertainment.

     B.	  The Company is offering shares of Series A Convertible Preferred
Stock (the "Securities") pursuant to that certain Offering Memorandum dated October 15, 1996.

     The Company and the Purchasers agree as follows:

     1.   Definitions.  As used in this Agreement:

          a.	  The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of the effectiveness of such registration statement.

          b. 	 The term "Registrable Securities" means (i) the Common Stock issued or issuable pursuant to the conversion of the Securities and (ii) any Common Stock of the Company issued or issuable in respect of such Common Stock or other securities issued or issuable pursuant to the conversion of the Securities upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Securities. Notwithstanding anything set forth above, the above-described securities shall not be treated as Registrable Securities if and so long as they (A) have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) have been sold (or are available for sale in the opinion of counsel to the Company and market conditions would permit the sale of such shares within a 90 day period) pursuant to Rule 144(K) in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          c.	  The term "Holder" means any holder holding Registrable
Securities (and any person holding Registrable Securities to whom the registration rights have been transferred pursuant to paragraph 10 hereof).

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          d.	  The term "SEC" or "Commission" means the Securities and Exchange
Commission or any successor agency thereto.

          e.	  The term "Act" means the Securities Act of 1933, as amended.

          f. The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

          g.   The term "Common Stock" means the common stock of the Company.

          h.	  The term "Securities" means shares of Series A Convertible
Preferred Stock purchased by the Purchasers.

          i.	  The term "Founders" means Douglas Netter, John Copeland,
Geoffrey Talbot, and current officers and directors of the Company.

     2.	  Company Registration.

          a.	  If at any time, or from time to time, the Company shall
determine to register any of its securities, either for its own account or for the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form (other than Form S-1, S-3, SB-1 or SB-2) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

               i.	  promptly give to each Holder written notice thereof, and

               ii.	 include in such registration (and any related
qualification under blue sky laws or other compliance),	and in any
underwriting involved therein, all the Registrable Securities specified in any written request or requests by any Holder or Holders received by the Company within twenty (20) days after such written notice is given on the same terms and conditions as the Common Stock, if any, otherwise being sold through the underwriter in such registration.

          b.	  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to paragraph 2(a). In such event the right of any Holder to registration pursuant to this paragraph 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.
All Holders proposing to distribute their securities through such underwriting, if any, (together with the Company and the other holders

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distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

          c.	  Notwithstanding any other provision of this paragraph 2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the Registrable Securities or other securities to be included in the registration. Any reduction by the underwriter of the number of Registrable Securities or other securities to be included in such registration shall be made in the following manner: the Company shall advise all Holders and other holders distributing their securities through such underwriting of the reduction and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities requesting registration for the offering held by such Holders and other holders at the time of filing of the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. The Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto of any such limitations, and the number of shares of Registrable Securities that may be included in the registration. If any Holder or holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such shorter period of time as the underwriters may require.

          d.	  The Company shall have the right to terminate or withdraw any registration initiated by it under this paragraph 2 prior to the effectiveness of such registration whether or not any Holder has elected to register securities in such registration.

     3. Demand Registration on Form S-3. After the expiration of one year from the date of this Agreement, if the Company has neither filed a registration statement under paragraph 2 consistent with the terms of this Agreement nor filed a registraton statement under paragraph 2 in which limitations were imposed by the underwriter as to the amount of of Securities any Holder may sell, then if any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this paragraph 3 in any twelve (12) month period. The substantive provisions of paragraph 2(b) shall be applicable to each registration

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initiated under this paragraph 3. Notwithstanding the above, the Company shall not be obligated to conduct a registration pursuant to this paragraph 3 within 120 days of the commencement of any other registered offering conducted by the Company pursuant to paragraph 2.

     4.	  Expenses of Registration.  All expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, accounting fees and expenses, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters' fees, discounts or commissions relating to registrable Securities, or fees of counsel for the selling Stockholders.

     5.	  Registration Procedures.  If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Securities under the Act, the Company will, as expeditiously as possible:

          a.	  Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities but not exceeding one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs.

          b.	  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act; and to keep such registration statement effective for that period of time specified in paragraph 5(a).

          c.	  Furnish to each Holder participating in the registration such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder;

          d.	  Use its best efforts to register or qualify the Registrable
Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each such selling Holder of Registrable Securities shall reasonably request and do any and all other acts and things which may be necessary or desirable to enable such Holder to consummate the public sale or other disposition in such jurisdictions provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such jurisdictions.

          e.	  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a

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result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     6.	  Indemnification.

          a.	  The Company agrees to indemnify and hold harmless each Holder of
Registrable Securities with respect to which a registration statement has been filed under the Act pursuant to this Agreement, each of such Holder's partners, officers and directors, each underwriter of any of the Registrable Securities included in such registration statement, and each person, if any, who controls any such Holder or underwriter within the meaning of the Act (hereinafter collectively referred to as the "Holder-Underwriters"), as follows:

                i.	  against any and all loss, liability, claim, damage and
expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information fumished to the Company by any Holder-Underwriter expressly for use in such registration statement (or any amendment thereto) or such preliminary prospectus or prospectus (or any amendment or supplement thereto);

               ii.	 against any and all loss, liability, claim, damage and
expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld);
and

               iii.	against any and all expense (including attorneys fees)
whatsoever reasonably incurred in investigating, preparing, settling (with the consent of the Company, which consent shall not be unreasonably withheld) or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the foregoing indemnity agreement in paragraphs (i), (ii) and (iii) of this paragraph
7(a) is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes

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effective, or in the amended prospectus filed with the SEC pursuant to
Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any Holder, if there is no underwriter, or if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

     In no case shall the Company be liable under this indemnity agreement with respect to any loss, liability, claim, damage or expense with respect to any claim made against any Holder-Underwriter unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but the failure to so notify the Company shall not relieve the Company from any, liability which it may have otherwise than on account of this indemnity agreement. In case of any such notice, the Company shall be entitled to participate at its expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Holder-Underwriter(s) and other defendant or defendants, if any, in any suit so brought, which approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Holder-Underwriter(s) and other defendant or defendants, if any, in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them; provided, however, that the Company shall bear the expense of independent counsel for the Holder-Underwriter(s) if the Holder-Underwriter(s) reasonably determines that representation of it and the Company by the same counsel would be inappropriate due to actual or potential conflicts of interest.

          b.	  Each Holder severally, and not jointly, agrees that it will indemnify and hold harmless the Company, each officer and director of the Company, each person, if any, who controls the Company within the meaning of the Act, each underwriter of Registrable Securities included in any registration statement which has been filed under the Act pursuant to this Agreement, each person, if any, who controls such underwriter within the meaning of the Act, each other Holder, each of such other Holder's partners, officers and directors, and each person controlling such other holder within the meaning of the Act against any and all loss, liability, claim, damage and expense described in clauses (a)(i) through (a)(iii), inclusive, of this paragraph 6, but only with respect to statements or omissions, or alleged statements or omissions made in such registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information fumished to the Company by such Holder expressly for use in such registration statement (or any amendment thereto) or such preliminary prospectus or prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified pursuant to the provisions of this subparagraph (b) and in respect of which indemnity may be sought against any Holder, the Holders from whom indemnity is sought shall have the rights and duties given to the Company, and the Company and the other persons so indemnified shall have the rights and duties given to the persons entitled to indemnification by the provisions of subparagraph (a) of this paragraph 6.

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     The obligations of the Company and Holders under this paragraph 6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     7.	  Information by Holder.  The Holder or Holders of Registrable
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, and the distribution proposed by such Holder or Holders, as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     8.	  Sale Without Registration.  If at the time of any transfer of any
Registrable Securities, such Registrable Securities shall not be registered under the Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee furnish to the Company (a) such information as is necessary in order to establish that such transfer may be made without registration under the Act, and (b) (if the transfer is not made in compliance with Rule 144 other than a transfer not involving a change in beneficial ownership or a pro rata distribution by a partnership to its partners) at the expense of the Holder or transferee, an opinion of counsel satisfactory to the Company in form and substance to the effect that such transfer may be made without registration under the Act; provided that nothing contained in this paragraph 8 shall relieve the Company from complying with any request for registration, qualification, or compliance made pursuant to the other provisions of this Agreement.

     9.	  Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          a.	  At all times, make and keep public information available, as those terms are understood and defined in SEC Rule 144;

          b.	  File with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

          c. Furnish the Holders forthwith upon request (i) a written statement by the Company as to its compliance with the public information requirements of said Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing the Holders of any rule or regulation of the SEC permitting the sale of any such securities without registration.

     10.	 Transfer of Reigistration Rights.  The rights to cause the Company to register securities granted by the Company under paragraphs 1, 2 and 3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such assignee or transferee acquires at least one hundred (100) shares of the

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Registrable Securities (as appropriately adjusted from time to time for stock splits and the like), (ii) such transfer may otherwise be effected in accordance with applicable securities laws, (iii) the Company is given written notice by such holder of Securities or Registrable Securities at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, (iv) immediately following such transfer, the further disposition of such securities by such transferee or assignee is restricted under the Act and
(v) such assignee or transferee agrees in writing to be bound by the provisions of this Agreement.

     11.	 Market Stand-off Agreement.  The Holders, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, shall agree not to sell or otherwise transfer or dispose of any Securities held by the Holders during the ninety (90) day period following the effective date of a registration statement of the Company filed under the Act provided that:

     such agreement shall only apply to the first such registration statement of the Company filed after the date of this Agreement including shares of Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

     all Holders holding more than one percent of the outstanding Common Stock, all officers and directors of the Company and all other holders of registration rights of the Company (whether or not pursuant to this agreement) enter into similar agreements. Such agreement shall be in writing in the form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Securities subject to the foregoing restriction until the end of the foregoing period.

     12.	 Amendment of Registration Rights.  With the written consent of the
Holders of a majority of the then outstanding Registrable Securities
(including securities exercisable for or convertible into Registrable
Securities), the Company may amend this Agreement, or enter into an agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities as
Registrable Securities under this Agreement.

     13.	 Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder
(a) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either the date the Holders could first exercise their demand registration rights as set forth in paragraph 3 or within one hundred twenty (120) days of the effective date of any registration effected pursuant to paragraph 2 or (b) to include such securities in any registration under paragraph 2 hereof (unless the terms of such agreement gives such holder or prospective holder equal or

                                        8

lesser rights than that granted to the Holders in the event of any cutback by the underwriter).

     In witness whereof, the Company and W.J. Gallagher & Company Inc. on behalf of the Purchasers have executed this Agreement as of October 15, 1996.

                   W.J. GALLAGBER & C- ONTANY, INC.


                   By/s/William J. Gallagher
                     -----------------------
                     William J. Gallagher, President

                   NETTER DIGITAL ENTERTAINMENT INC.


                   By/s/Douglas Netter
                     -----------------------
                     Douglas Netter, President















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